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                                                                      Exhibit 21

                              HUBBELL INCORPORATED
                                AND SUBSIDIARIES

                       LISTING OF SIGNIFICANT SUBSIDIARIES

                                                               State or Other     Percentage
                                                               Jurisdiction of     Owned By
                                                                Incorporation     Registrant
                                                                -------------     ----------

                 The Kerite Company                              Connecticut         100%

                 Hubbell, Ltd.                                   England             100%

                 Hubbell Canada Inc.                             Canada              100%

                 Killark Electric Manufacturing Company          Missouri            100%

                 The Ohio Brass Company                          Delaware            100%

                 Raco Inc.                                       Delaware            100%

                 Hubbell Industrial Controls, Inc.               Delaware            100%

                 Hubbell Plastics, Inc.                          Delaware            100%

                 Harvey Hubbell Caribe, Inc.                     Delaware            100%

                 Hubbell Lighting, Inc.                          Connecticut         100%

                 Hubbell-Bell, Inc.                              Connecticut         100%

                 Pulse Communications, Inc.                      Virginia            100%

                 Hubbell Premise Wiring, Inc.                    Delaware            100%

                 Bryant Electric, Inc.                           Delaware            100%

                 Harvey Hubbell S.E. Asia (Pte.) Ltd.            Singapore           100%

                 Hipotronics, Inc.                               Delaware            100%

                 E. M. Wiegmann & Company, Inc.                  Missouri            100%

                 Wepawaug Development Corp.                      Connecticut         100%

                 A. B. Chance Industries, Inc.                   Delaware            100%